UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 18, 2020

Innovative Payment Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55648	33-1230229
(Commission File Number)	(IRS Employer Identification No.)

4768 Park Granada, Suite 200

Calabasas, CA 91302

(Address of principal executive offices)

(818) 864-8404

(Registrant’s telephone number, including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Material Agreements

On March 18, 2020, Innovative Payment Solutions, Inc. (the “Company”) entered into an Independent Director Services Agreement (the “Director Services Agreement”) with James Fuller for services to be rendered to the Company as an independent director pursuant to which it issued 2,000,000 shares of its common stock (the “Shares”) to Mr. Fuller.

The foregoing description of the Director Services Agreement is qualified in its entirety by reference to the copy of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 3.02 Unregistered sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Shares issued to Mr. Fuller under the Director Services Agreement is incorporated by reference into this Item 3.02.

The Company issued the Shares to Mr. Fuller, in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to rely on this exemption from registration for private placements based in part on representations made by Mr. Fuller, including the representations with respect to his status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Mr. Fuller’s investment intent.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Exhibits

10.1	Independent Director Services Agreement between Innovative Payment Solutions, Inc. and James Fuller dated March 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Date: March 24, 2020	By:	/s/ William Corbett
		Name:	William Corbett
		Title:	Chief Executive Officer